Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2019 RESULTS
UPDATES ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - October 30, 2019 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Revenue grew 6% to $118.8 million

•	GAAP Net Income attributable to common shareholders was $24.8 million or $0.34 per diluted share

•	Adjusted EBITDA increased 6% to $55.5 million

•	Adjusted earnings per common share was $0.47, an increase of 4%

Nine-Month Year-to-Date 2019 Highlights

•	Revenue grew 7% to $360.2 million

•	GAAP Net Income attributable to common shareholders was $78.5 million or $1.07 per diluted share

•	Adjusted EBITDA increased 7% to $170.9 million

•	Adjusted earnings per common share was $1.48, an increase of 7%

Mac Schuessler, President and Chief Executive Officer stated, “We were pleased with the quarterly results and continued to make progress on our key initiatives of innovation and further growth in our Latin American business. Our consistent year-to-date performance and momentum are a testament to our strategy and execution."

Third Quarter 2019 Results

Revenue. Total revenue for the quarter ended September 30, 2019 was $118.8 million, an increase of 6% compared with $112.0 million in the prior year. Revenue increase in the quarter reflected growth across all segments and included benefits from value added solutions, new managed services and other pricing actions. Additionally, increased revenue was driven by the completion of projects representing approximately $2.0 million.

Net Income attributable to common shareholders. For the quarter ended September 30, 2019, GAAP Net Income attributable to common shareholders was $24.8 million, or $0.34 per diluted share, an increase of $1.8 million or $0.03 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended September 30, 2019, Adjusted EBITDA was $55.5 million, an increase of 6% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 46.7%, an increase of approximately 20 basis points from the prior year. The year over year increase in margin primarily reflects the benefit of increased revenue and higher margin completed projects in the quarter, partially offset by the impact of an elevated average ticket last year as a result of disaster relief spending that drove higher than normal margins in 2018 and the impact of delayed government contracts in the third quarter of 2019.

Adjusted Net Income. For the quarter ended September 30, 2019, Adjusted Net Income was $34.6 million, an increase of 3% compared with $33.6 million in the prior year and included the impact of a higher effective tax rate in the current year. Adjusted earnings per common share was $0.47, an increase of 4% compared to $0.45 in the prior year.

Share Repurchase
During the three months ended September 30, 2019, the Company repurchased a total of 8 thousand shares of its common stock at an average price of $30.92 per share for a total of $0.3 million. Year-to-date, the Company repurchased a total of 1.0 million shares of common stock at an average price of $28.60 for a total of $28.4 million. As of September 30, 2019, a total of approximately $34 million remained available for future use under the Company’s share repurchase program.

2019 Outlook

The Company is updating its financial outlook for 2019 as follows:

•	Total consolidated revenue is now expected to be between $479 million and $482 million representing growth of 5% to 6%, compared with $477 million to $482 million previously estimated.

•	Adjusted earnings per common share is expected to be between $1.95 and $1.98 representing growth of 6% to 8% from $1.84 in 2018, compared with $1.92 to $1.98 previously estimated.

•	Capital expenditures continue to be anticipated to range between $50 million and $55 million.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2019 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10135507. The replay will be available through Wednesday, November 6, 2019. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
(Dollar amounts in thousands, except share data)
Revenues	$118,804	$112,017	$360,188	$335,638

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	51,878	49,464	154,498	146,015
Selling, general and administrative expenses	15,152	14,404	45,355	45,684
Depreciation and amortization	16,972	15,788	50,440	47,383
Total operating costs and expenses	84,002	79,656	250,293	239,082
Income from operations	34,802	32,361	109,895	96,556
Non-operating income (expenses)
Interest income	348	205	864	526
Interest expense	(7,267)	(7,557)	(22,191)	(22,901)
Earnings of equity method investment	371	238	726	612
Other income (expenses)	252	1,130	(619)	1,878
Total non-operating expenses	(6,296)	(5,984)	(21,220)	(19,885)
Income before income taxes	28,506	26,377	88,675	76,671
Income tax expense	3,720	3,302	10,018	10,349
Net income	24,786	23,075	78,657	66,322
Less: Net income attributable to non-controlling interest	32	78	201	251
Net income attributable to EVERTEC, Inc.’s common stockholders	24,754	22,997	78,456	66,071
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(576)	(4,325)	3,714	(6,225)
(Loss) gain on cash flow hedges	(2,922)	219	(13,019)	2,109
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$21,256	$18,891	$69,151	$61,955
Net income per common share:
Basic	$0.34	$0.32	$1.09	$0.91
Diluted	$0.34	$0.31	$1.07	$0.89
Shares used in computing net income per common share:
Basic	71,942,403	72,721,414	72,148,312	72,590,679
Diluted	73,314,704	74,657,100	73,530,865	74,123,431

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$102,535	$69,973
Restricted cash	13,399	16,773
Accounts receivable, net	92,195	100,323
Prepaid expenses and other assets	36,405	29,124
Total current assets	244,534	216,193
Investment in equity investee	12,257	12,149
Property and equipment, net	43,179	36,763
Operating lease right-of-use asset	30,920	—
Goodwill	395,848	394,644
Other intangible assets, net	244,672	259,269
Deferred tax asset	2,020	1,917
Net investment in lease	780	1,060
Other long-term assets	5,856	5,297
Total assets	$980,066	$927,292
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$64,226	$57,006
Accounts payable	24,966	47,272
Unearned income	14,596	11,527
Income tax payable	4,595	6,650
Current portion of long-term debt	14,250	14,250
Current portion of operating lease liability	5,704	—
Total current liabilities	128,337	136,705
Long-term debt	514,217	524,056
Deferred tax liability	4,565	9,950
Unearned income - long term	29,722	26,075
Operating lease liability - long-term	25,686	—
Other long-term liabilities	28,283	14,900
Total liabilities	730,810	711,686

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,947,563 shares issued and outstanding at September 30, 2019 (December 31, 2018 - 72,378,710)	719	723
Additional paid-in capital	3,058	5,783
Accumulated earnings	274,518	228,742
Accumulated other comprehensive loss, net of tax	(33,094)	(23,789)
Total EVERTEC, Inc. stockholders’ equity	245,201	211,459
Non-controlling interest	4,055	4,147
Total equity	249,256	215,606
Total liabilities and equity	$980,066	$927,292

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$78,657	$66,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,440	47,383
Amortization of debt issue costs and accretion of discount	1,256	3,410
Operating lease amortization	3,966	—
Provision for doubtful accounts and sundry losses	3,224	1,065
Deferred tax benefit	(4,197)	(2,734)
Share-based compensation	10,168	9,692
Loss on disposition of property and equipment and other intangibles	691	12
Earnings of equity method investment	(726)	(612)
Dividend received from equity method investment	485	390
(Increase) decrease in assets:
Accounts receivable, net	6,475	(64)
Prepaid expenses and other assets	(7,268)	(4,462)
Other long-term assets	(1,450)	(280)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(6,834)	(3,674)
Income tax payable	(2,080)	4,278
Unearned income	6,718	7,655
Operating lease liabilities	(4,825)	—
Other long-term liabilities	1,467	62
Total adjustments	57,510	62,121
Net cash provided by operating activities	136,167	128,443
Cash flows from investing activities
Additions to software	(27,969)	(15,385)
Property and equipment acquired	(21,994)	(9,620)
Proceeds from sales of property and equipment	101	15
Net cash used in investing activities	(49,862)	(24,990)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(6,304)	(2,128)
Net decrease in short-term borrowings	—	(12,000)
Repayment of short-term borrowings for purchase of equipment and software	(852)	(686)
Dividends paid	(10,824)	(3,636)
Repurchase of common stock	(28,449)	—
Repayment of long-term debt	(10,688)	(41,374)
Net cash used in financing activities	(57,117)	(59,824)
Net increase in cash, cash equivalents and restricted cash	29,188	43,629
Cash, cash equivalents and restricted cash at beginning of the period	86,746	60,367
Cash, cash equivalents and restricted cash at end of the period	$115,934	$103,996
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$102,535	$91,310
Restricted cash	13,399	12,686
Cash, cash equivalents and restricted cash	$115,934	$103,996

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended September 30, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$30,411	$20,596	$26,436	$52,945	$(11,584)	$118,804
Operating costs and expenses	15,821	11,943	15,978	32,259	8,001	84,002
Depreciation and amortization	3,093	2,650	457	3,780	6,992	16,972
Non-operating income (expenses)	410	(3,824)	8	67	3,962	623
EBITDA	18,093	7,479	10,923	24,533	(8,631)	52,397
Compensation and benefits (2)	284	109	285	549	2,228	3,455
Transaction, refinancing and other fees (3)	—	—	—	—	(372)	(372)
Adjusted EBITDA	$18,377	$7,588	$11,208	$25,082	$(6,775)	$55,480

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $10.0 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment and intercompany software sale and developments of $1.6 million from the Payment Services - Latin America segment charged to the Payment Services - Puerto Rico & Caribbean segment. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $5.2 million.

(2)	Primarily represents share-based compensation.

(3)	Primarily represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Three months ended September 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$28,951	$18,907	$24,486	$48,831	$(9,158)	$112,017
Operating costs and expenses	13,021	18,890	14,160	30,983	2,602	79,656
Depreciation and amortization	2,505	2,337	427	3,398	7,121	15,788
Non-operating income (expenses)	602	3,834	—	12	(3,080)	1,368
EBITDA	19,037	6,188	10,753	21,258	(7,719)	49,517
Compensation and benefits (2)	207	363	196	485	1,117	2,368
Transaction, refinancing and other fees (3)	—	—	(1)	1	215	215
Adjusted EBITDA	$19,244	$6,551	$10,948	$21,744	$(6,387)	$52,100

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $9.2 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment.

(2)	Primarily represents share-based compensation.

(3)
Primarily the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received and fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Nine months ended September 30, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$92,910	$62,533	$79,203	$159,492	$(33,950)	$360,188
Operating costs and expenses	43,666	47,170	45,926	101,128	12,403	250,293
Depreciation and amortization	8,476	7,393	1,348	12,113	21,110	50,440
Non-operating income (expenses)	1,461	411	39	287	(2,091)	107
EBITDA	59,181	23,167	34,664	70,764	(27,334)	160,442
Compensation and benefits (2)	778	448	760	1,632	6,774	10,392
Transaction, refinancing and other fees (3)	—	2	—	—	37	39
Adjusted EBITDA	$59,959	$23,617	$35,424	$72,396	$(20,523)	$170,873

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $29.0 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment, intercompany software sale and developments of $4.9 million from the Payment Services - Latin America segment charged to the Payment Services - Puerto Rico & Caribbean segment. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $15.6 million.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received and fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Nine months ended September 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$84,162	$58,534	$73,829	$145,985	$(26,872)	$335,638
Operating costs and expenses	39,084	55,357	41,413	90,349	12,879	239,082
Depreciation and amortization	7,230	7,035	1,268	10,437	21,413	47,383
Non-operating income (expenses)	1,969	7,048	8	378	(6,913)	2,490
EBITDA	54,277	17,260	33,692	66,451	(25,251)	146,429
Compensation and benefits (2)	885	1,080	746	1,609	6,350	10,670
Transaction, refinancing and other fees (3)	(250)	—	—	1	2,986	2,737
Adjusted EBITDA	$54,912	$18,340	$34,438	$68,061	$(15,915)	$159,836

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $26.9 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except share data)	2019	2018	2019	2018
Net income	$24,786	$23,075	$78,657	$66,322
Income tax expense	3,720	3,302	10,018	10,349
Interest expense, net	6,919	7,352	21,327	22,375
Depreciation and amortization	16,972	15,788	50,440	47,383
EBITDA	52,397	49,517	160,442	146,429
Equity income (1)	(372)	(238)	(241)	(179)
Compensation and benefits (2)	3,455	2,368	10,392	10,670
Transaction, refinancing and other fees (3)	—	453	280	2,916
Adjusted EBITDA	55,480	52,100	170,873	159,836
Operating depreciation and amortization (4)	(8,673)	(7,365)	(25,516)	(21,909)
Cash interest expense, net (5)	(6,644)	(6,473)	(20,774)	(19,396)
Income tax expense (6)	(5,509)	(4,558)	(15,454)	(15,492)
Non-controlling interest (7)	(63)	(121)	(287)	(385)
Adjusted net income	$34,591	$33,583	$108,842	$102,654
Net income per common share (GAAP):
Diluted	$0.34	$0.31	$1.07	$0.89
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.47	$0.45	$1.48	$1.38
Shares used in computing adjusted earnings per common share:
Diluted	73,314,704	74,657,100	73,530,865	74,123,431

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

2)
Primarily represents share-based compensation and other compensation expense of $3.5 million and $2.4 million for the quarters ended September 30, 2019 and 2018, respectively. Primarily represents share-based compensation and other compensation expense of $10.2 million and $9.7 million for the nine months ended September 30, 2019 and 2018 and severance payments of $0.2 million and $1.0 million for the same periods, respectively.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

7)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2019 Outlook			2018 Actual
(Dollar amounts in millions, except per share data)

Revenues	$479	to	$482	$454
Earnings per Share (EPS) - Diluted (GAAP)	$1.39	to	$1.42	$1.16
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	$0.19		$0.19	$0.29
Merger & acquisition related depreciation and amortization (2)	$0.45		$0.45	$0.45
Non-cash interest expense (3)	$0.01		$0.01	$0.05
Tax effect of non-GAAP adjustments (4)	$(0.08)		$(0.08)	$(0.10)
Non-controlling interest (5)	$(0.01)		$(0.01)	$(0.01)
Total adjustments	$0.56		$0.56	0.68
Adjusted Earnings per common share (Non-GAAP)	$1.95	to	$1.98	$1.84
Shares used in computing adjusted earnings per share (in millions)			73.4	74.4

1)
Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses and intangibles generated as a result of merger and acquisition activity.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items of approximately 12% .

5)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization of intangibles created as part of the purchase.